Argentex Announces Annual and Special Meeting Results

Vancouver, B.C., May 3, 2011 -- Argentex Mining Corporation (the “Company”) (TSX-V: ATX) (OTCBB: AGXM) is pleased to announce the results of its Annual and Special Meeting of Stockholders held April 29, 2011, pursuant to a Notice of Meeting and a Proxy Statement mailed March 24, 2011.

At the meeting, the Argentex shareholders:

  Elected all of the incumbents, namely Kenneth Hicks, Colin Godwin, Jenna Hardy, Richard Thibault, Patrick Downey and Stephen Hanson, to the Board of Directors.

  Appointed Morgan & Company, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ended January 31, 2011.

  Approved the agreement and plan of merger dated January 13, 2011, (a copy of which was attached as Schedule “A” to the Proxy Statement), whereby Argentex will merge into its wholly-owned Nevada subsidiary for the purpose of changing its corporate jurisdiction from the state of Delaware to the state of Nevada.

  Approved the plan of conversion, (a copy of which was attached as Schedule “B” to the Proxy Statement), whereby Argentex will, immediately following its merger in to the State of Nevada, change its corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada, by means of a process called “conversion” and “continuation”.

“I am pleased to see a positive statement and vote from our shareholders approving all resolutions. Argentex is enjoying a year of strong growth and we look forward to advancing our business plan going forward,” commented Ken Hicks, President of Argentex.

Out of a total of 57,698,672 shares of our common stock that were entitled to vote at the meeting, 37,701,283 shares, or 65.34%, voted. Additional information about the vote can be found in our Current Report on Form 8-K filed on EDGAR.

At a meeting of the Board of Directors held after the shareholder meeting, the following directors were appointed to the following Board committees:

Audit Committee	Compensation Committee	Nominating Committee	Disclosure Committee
Jenna Hardy (chair)	Rick Thibault (chair)	Jenna Hardy (chair)	Rick Thibault (chair)
Rick Thibault	Jenna Hardy	Rick Thibault	Stephen Hanson
Colin Godwin			Ken Hicks

Suite 835 | 1100 Melville Street | Vancouver, BC | Canada V6E 4A6
Tel 604 568-2496 | Fax 604 568-1540 | info@argentexmining.com | www.argentexmining.com

In addition, on April 29, 2011 one of our investors exercised share purchase warrants pursuant to which they purchased 142,857 of the Company’s common shares, on the exercise of 142,857 share purchase warrants at an exercise price of CDN$0.90 per share for gross proceeds of approximately $121,428 (CDN$128,571).

About Argentex:

Argentex Mining Corporation is an exploration company focused on the discovery of silver, gold and polymetallic deposits on its advanced late-stage exploration projects in the Patagonia region of southern Argentina.

In 2011, through an extensive targeted exploration program, Argentex is focusing primarily on advancing its 100%-controlled Pinguino project, located in Santa Cruz province. An early 2011 drill program of approximately 17,000 meters is underway at Pinguino, where Argentex plans to drill test the extents of high-grade silver targets discovered in 2010. More than 15,000 meters of the proposed 17,000-meter program have been completed to date.

The new discoveries being drill tested include the Tranquilo and Luna veins at Pinguino, which returned high-grade results in previous drill programs, including 6.0 meters of over 2,428 g/t silver and 0.22 g/t gold and 6.4 meters of 486.6 g/t silver and 1.91 g/t gold. More than 51 individual veins have so far been discovered at Pinguino, with a combined strike length in excess of 75 line-kilometers.

Argentex's 10,000-hectare Pinguino property is located in Argentina's Patagonia region, within the Deseado Massif of Santa Cruz province. Pinguino is easily accessible, situated approximately 400 meters above sea level in low-relief topography. An existing system of all-weather roads provides year-round access to the property.

In total, Argentex owns 100% of the mineral rights to more than 35 projects located within approximately 307,981 acres (124,636 hectares) of highly prospective land located in the Santa Cruz and Rio Negro provinces of Argentina. Shares of Argentex common stock trade under the symbol ATX on the TSX Venture Exchange and on the OTCBB under the symbol AGXM.

FURTHER INFORMATION:

Peter Ball, Executive Vice President, Corporate Development
Argentex Mining Corporation

Phone: 604-568-2496 or 1-888-227-5285
peter@argentexmining.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as “expects”, “intends”, “plans”, “may”, “could”, “should”, “anticipates”, “likely”, “believes” and words of similar import also identify forward-looking statements. Forward-looking statements in this news release include the statement that Argentex is looking forward to advancing its business plan going forward. Actual results may differ materially from those currently anticipated due to a number of factors beyond the Company’s control. These risks and uncertainties include, among other things, competition for qualified personnel and risks that are inherent in Argentex's operations including the risk that the Company may not find any minerals in commercially feasible quantity or raise funds sufficient to prosecute its exploration plans. These and other risks are described in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.